                                                                     EXHIBIT 5


                        [SIROTE & PERMUTT LETTERHEAD]



                               August 28, 1996


Cybex Computer Products Corporation
4912 Research Drive
Huntsville, Alabama 35805


        Re:     Registration Statement on Form S-8
                Registration No. 33-

Gentlemen:

        We have acted as your counsel in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on August 28, 1996, for the registration of up to 794,525 shares of Common Stock, $.001 par value (the "Shares") of Cybex Computer Products Corporation (the "Company") pursuant to the Company's 1989 Employee Incentive Stock Option Plan, the 1995 Employee Stock Option Plan, the Directors' Compensation Equity Program, and the 1995 Outside Directors' Stock Option Plan.

        In connection with the opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents submitted to us as certified or photostatic copies.

        Based upon the foregoing, we are of the opinion that the Shares, which are issued and outstanding and the unissued share, when issued and delivered in the manner and on the terms described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

Cybex Computer Products Corporation
August 27, 1996
Page 2

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Tax Matters" in the 10(a) Prospectus included in the Registration Statement.


                        Very truly yours,

                        /s/ SIROTE & PERMUTT, P.C.
                        SIROTE & PERMUTT, P.C.